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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 1
Exhibit 99.2





                                ASTA FUNDING INC.

                              MODERATOR: GARY STERN
                                  MARCH 7, 2005
                                   1:00 PM CT


Man:                  Hi Gary.

Gary Stern:           Hello.

Operator:             Good afternoon my name is (Kelly) and I will be your
                      conference facilitator today. At this time I would like to welcome everyone to the acquisition of Option Card conference call. All lines have been placed on mute to prevent any background noise. After the speaker's remarks there will be a question and answer period.

                      If you would like to ask a question during this time simply press star and the 1 on your telephone keypad. If you would like to withdraw your question press the pound key. Thank you. Mr. Weinberger you may begin your conference.

Donald Weinberger:    Thank you (Kelly) I'm Donald Weinberger. Good afternoon
                      and thank you for joining us at this time for the conference call to discuss the acquisition of Option Card.
                      By now all of you should have a copy of the press release.
                      But if by chance you do not please call my office at 212
                      370-4500 and we will immediately send it to you either by fax or by email.

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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 2

                      Before I ask our host Gary Stern CEO of Asta Funding to begin his formal remarks please let me take a minute to read the forward looking statement as required by law. Except for historical information contained herein the matters set forth in this conference call are forward looking statements as defined in the private securities litigation reform act of 1995.

                      Although Asta Funding Inc. believes the expectations reflected in such forward looking statements are based upon reasonable assumptions there can be no assurance that its expectations will be realized.

                      Forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding Inc's expectations. Factors that could contribute to such differences include those identified in Asta Funding Inc. form 10K for the fiscal year ended September 30 2004.

                      And those described from time to time in Asta Funding Inc. other filings with the Securities and Exchange Commission new releases and other communications including that Asta may not be able to purchase consumer receivables portfolio at favorable prices or sufficiently favorable terms or at all and may not be able to continue its quarterly dividend program.

                      Asta Funding Inc. reports with the Securities and Exchange Commission are available free of charge through its Web site at www dot Asta funding dot com. With that out of the way let me turn the discussion over to Gary Stern President and chief Executive Officer of Asta Funding. Gary please proceed.

Gary Stern:           Thank you Don - good afternoon everyone and thank
                      you for joining us so we can briefly discuss Asta's recent acquisition. We're very pleased to announce the purchase
                      of Option Card LLC of Denver Colorado. We were
                      exceptionally pleased with this acquisition as well as the other portfolios that Asta has recently purchased.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 3

                      Combined Asta's purchased approximately $700 million in paper during the second quarter and over $1.7 billion for the first half of fiscal 2005 which ends March 31. We believe that this morning's announcement of the acquisition of Option Card is an excellent opportunity for Asta and essentially should be viewed as a portfolio acquisition with some added fringe benefits.

                      This deal includes portfolios of approximately $197 million of distress credit card receivable debt for a cost of approximately $13.5 million. This transaction was financed with cash and debt from our credit line and Asta will assume virtually no liabilities.

                      The $197 million of portfolios which were originally purchased at fresh charge offs consisting of paying accounts and accounts already with legal network as well as non-paying accounts. Part of which will be forwarded to the legal network shortly.

                      In addition Asta has also acquired the rights to purchase a small flow of fresh charge off receivables for eight months. This flow of fresh charge offs is with a major financial institution and represents a new relationship for Asta which we hope to grow over time.

                      In addition we are extremely please with the bonus benefits to this acquisition that is included in the purchase price such as Option Card's office in Denver which gives us a presence in the West, buying and debt management and established network and computer system that has beneficial features that will be incorporated into our existing system.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 4

                      We also have two managers that are very experience in debt buying. This transaction is very attractive to Asta as it allows us to simultaneously purchase paper at an extremely favor able price as well as adding supporting infrastructure.

                      This acquisition is natural fit for us as we will integrate the Option Card management and its legal network to help analyze our current base of portfolios as well as future purchase while continuing to keep Asta's cost relatively fixed at low levels by outsourcing collection.

                      The acquisition also brings access to a vast legal network which will strengthen Asta's existing established legal network. This is a huge benefit for us because Asta partially relies on its legal network to successfully collect its receivables.

                      In addition we will utilize this office to assist us in new business as the two managers also have an extensive network of buyers and sellers. I am delighted with our portfolio purchases to date for fiscal 2005. As I stated in the past we will continue to reap the benefits of our close relationship to seek opportunities to make additional acquisitions.

                      The price we are willing to pay for receivables is strictly driven by a desired rate of return. And we will continue with this disciplined approach. These two portfolios during the last few weeks are a true - purchase during the past few weeks are a true testament of the strength of our network and relationships that we have built. Now I would like to open the discussion to any questions you may have.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 5

Operator:             At this time I would like to remind everyone in order to
                      ask a question please press star 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Your first question comes from Teresa Mcaleavy.

Teresa Mcaleavy:      Hi Gary congratulations.

Gary Stern:           Hi.

Teresa Mcaleavy:      I'm wondering - can you tell me about the size of the
                      Denver facility? And also is it just these two workers that come with it - the two experienced managers?

(Mitch Cohen):        Hi this is (Mitch Cohen) - the acquisition comes
                      with approximately 25 people - small office in Denver. I think that the office is small - maybe 3000 square feet.

Teresa Mcaleavy:      Thank you.

Operator:             Your next question comes from Joe Chumbler.

Joe Chumbler:         Hey Gary congratulations.

Gary Stern:           Thank you.

Joe Chumbler:         Can you talk a little bit about how their legal network
                      differs from your existing network that you've been using?

Gary Stern:           How it differs - there are certain synergies there
                      are certain maturities that they have - that they have the history with. And we think combined it will enhance our
                      results.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 6

Joe Chumbler:         So are you thinking more of improved recoveries or
                      lower legal costs?

Gary Stern:           Well hopefully for both - recoveries and lower legal
                      costs.

Joe Chumbler:         Okay and how long has Option Card been around and can you
                      just say how they've been previously funded?

Gary Stern:           Option Card has been around for approximately 2 years. And it was formed by a group of investors. And we've just - were able to see some of the opportunity to go in and buy it up.

Joe Chumbler:         All right thank you.

Gary Stern:           You're welcome.

Operator:             Your next question comes from Steve DeLaney.

Steve DeLaney:        Good afternoon guys.

Gary Stern:           Hi Steve.

Steve DeLaney:        The way you all describe the - the transaction
                      and the structure it doesn't sound like there is any
                      reason we should assume that it will not be a positive to
                      earnings let say over the next two quarters - over the
                      second half of say calendar - well actually second half of your fiscal year. Would that be reasonable for us to
                      assume the way - the way you're describing it?
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 7

                      In other words just not - other than the first month or so it doesn't sound like there should be a - a lot of drag here if - if the paper has already been put out to - to legal.

Gary Stern:           Well a lot of it has been to legal but they are working
                      papers and there are a bit amount of collections that are collected internally. And I would tend to agree with that and - that statement.

Steve DeLaney:        Okay.

Gary Stern:           And we are planning - I know you didn't ask but I might
                      add that we are planning on sending that office a good amount of Colorado accounts.

Steve DeLaney:        Okay.

Gary Stern:           We have experience with these - with this management group and they're excellent collectors - collecting Colorado accounts was part of our strategy. Is to send paper there.

Steve DeLaney:        Got it. Any sense - I know it's early but any
                      sense as to how much with the new office and the new - the new marketing effort out there how - would the incremental quarterly fixed overhead might be - just a range.

(Mitch Cohen):        Steve it's...

Steve DeLaney:        Maybe I can ask it this way (Mitch) - I mean you'll keep
                      the two principles. Should we - should we assume that you
                      keep 25 - the full 25 people that are there? Or we
                      could...
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 8


(Mitch Cohen):        The answer is yes and now. I would like to keep the
                      latitude of seeing how it goes. You know there's maybe some type of transition period over the next 30 to 45 days.

Steve DeLaney:        Right.

(Mitch Cohen):        And we'll see what shakes out from there. I envision us
                      having an office with - and a presence out in Denver.

Steve DeLaney:        Okay.

(Mitch Cohen):        I don't think it will be 25 people

Steve DeLaney:        Gotcha. And obviously you bought a company - you
                      bought a portfolio and you let off about - I suggest we view it that way. Should we assume that the majority say
                      90% or so of the purchase price is going to go to cost basis in the portfolio and a little bit will go to fixed assets or goodwill or whatever?

(Mitch Cohen):        You're exactly right.

Steve DeLaney:        Okay so my 90% - I just pulled that out of the air. But
                      that wouldn't be a bad figure.

(Mitch Cohen):        It wouldn't be bad - you know we haven't firmed up the
                      accounting treatment yet. But you know most of this is going towards a portfolio.

Steve DeLaney:        Okay now Gary this may - this may be the most
                      important of my questions. Last Thursday night Encore
                      talked a lot about consolidation as a growth opportunity -
                      everybody knows how tough the market or competitive the
                      market is lets put it that way.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                        Page 9

                      And there was suggestions on their conference call that - you know one way that the four public companies might look to grow going forward is through consolidation. And the ink wasn't dry on the paper and then you come out with a transaction.

                      I mean this leads me to wonder - I mean how many other small private debt buyers - I'm not talking about collectors - but actual - you know principles like Option Card are out there. Can you give us some sense of just a rough estimate of how many companies like this are out there?

Gary Stern:           There are quite a few small debt buyers - we have as of
                      now not identified any other targets. But there are quite a few. I don't know the exact number.

Steve DeLaney:        A couple dozen maybe?

Gary Stern:           No there are more than that.

Steve DeLaney:        Okay so...

Gary Stern:           Many more than that - but with that being said you know we have not approached anybody else. And this was a very opportunistic...

Steve DeLaney:        Right.

Gary Stern:           Acquisition in our opinion. And we're very happy with it.

Steve DeLaney:        Sure.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 10

Gary Stern:           And by the way I want to comment on the competitive
                      - to the market. The market is competitive and we did say this on the conference call we had our last conference call. With that being said because of our strong relationship you know being - the management team been in this business for - you know 40 years.

                      We're able to buy paper very very attractive prices. And we're very happy with our strategy of not having - you know large infrastructure. We - we - and this acquisition fits perfectly for us. And we continue to a strong belief that we'll buy paper as we see. We've been able to buy a lot of it the first quarter.

                      And we're going to just continue to stay disciplined. And as we - we can just continue to grow this business with fixed overhead - with very - you know not a material increase in our overhead. And you know it's a great situation to be in.

(Mitch Cohen):        Steve.

Steve DeLaney:        Yes.

(Mitch Cohen):        You know to add on to that just a little bit - to date
                      we've purchased approximately $1.7 billion in paper.

Steve DeLaney:        Right.

(Mitch Cohen):        And it cost us about 4 cents. So that includes the premium that's built into Option Card.

Steve DeLaney:        Sure. If you blend it - yes.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 11

(Mitch Cohen):        Yes.

Steve DeLaney:        Okay and the sales process - I mean you folks
                      obviously decided they - they would sell their company for whatever reason. I mean was it negotiated directly with you all - was it a competitive situation with multiple bidders?

Gary Stern:           We negotiated with them - I don't know if there were other bidders. But we've known these people for quite a while.

Steve DeLaney:        Okay so you knew them before.

Gary Stern:           Oh absolutely.

Steve DeLaney:        Oh okay.

Gary Stern:           For quite a while.

Steve DeLaney:        So it wasn't a matter of just getting a book from an
                      investment banker.

Gary Stern:           No no no no investment banker has it.

Steve DeLaney:        Okay all right.

Gary Stern:           (Unintelligible) transaction.

Steve DeLaney:        Okay well thank you very much.

Gary Stern:           You're welcome.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 12

Operator:             Once again to ask a question please press star 1 now. Your next question comes from Jed Gore.

Jed Gore:             Hey congratulations - just - you mentioned I think
                      Gary in your opening comments that this is - that they have some analytics that will allow you to work on your current base of portfolio. I was wondering if you could flesh that out a little bit just for what you were talking about. What kind of opportunity there is?

Gary Stern:           I think it never - two sets of eyes never hurts.
                      We've always been of that opinion. There are two experienced people that have been in the industry for a while. And I think we'll - you know without going into specifics I'll be as general as I can.

                      They've had experience in buying paper they have certain contacts, criteria that they've look at. You know we know most of but it's certainly hopefully instrumental in opening up some other doors to purchase paper that we're not aware of.

                      They've already opened up one door. This forward flow that we have. That's absolutely the (unintelligible) point that is a relationship that we didn't have until we acquired the company. Granted its small but we hope it will grow.

Jed Gore:             Great thanks.

Gary Stern:           You're welcome.

Operator:             Your next question comes from Michael Nolan.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 13

Michael Nolan: Thank you - question back to what you were discussing earlier - could you talk a little bit about any type of active internal program to seek out other acquisition along these lines.

Gary Stern:           We're always looking for acquisitions. We basically - we
                      always are open minded and opportunistic and we'll continue to do that.

Michael Nolan:        But there's no effort on a regular basis to discuss with
                      smaller private competitors what you interests might be?
                      Or how are you going to learn about them as you go forward.

Gary Stern:           It's pretty easy - like we pretty well know the
                      industry people call us all the time to talk about buying paper - selling paper. So we're in contact with a lot of people on a regular basis. So we would like to - hopefully there will be an opportunity where we'll be able to make an acquisition. Or there may be an opportunity because some people purchasing paper that too high of a price will eventually will be forced to sell it at a fire sale.

                      This is a unique opportunity where we were in the right place at the right time - we know these people. So we had this opportunity to purchase this portfolio at a very attractive price. And have the extra benefits that came with it.

Michael Nolan:        Thank you.

Gary Stern:           You're welcome.

Operator:             Your next question comes from James Leonard.

James Leonard:        Good afternoon guys.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 14

Gary Stern:           Hey.

James Leonard: There's a - as you know there's a great deal of concern about the cost of portfolio going up. And - and it looks like just from a rough figuring that you folks paid probably 50% or more higher for this portfolio than you have historically. Could you help us understand why - why this portfolio was worth what you paid for it? And how you
                      - and explain to us how you're going to get your expected rate of returns out of it.

Gary Stern:           Absolutely this portfolio was purchased a little
                      bit over 6.75%. All of this paper was fresh - was purchased as fresh paper when purchased by Option Card. So we would consider this paper primary recourse. In today's market this paper probably would trade for close to what we paid for it without any accounts making payments at all.

                      So it was this $195 million - call it $200 million portfolio my guess would be it would sell for somewhere close to what we paid for it. We get the extra benefit of approximately $7.5 million in accounts that are making payments on a fairly regular basis - that already have cash flow.

                      Approximately $45 to $50 million that are already in the legal network in the process of being sued or the judgments have been attained already with another $20 million that we have targeted to send legal immediately. So this is an opportunity where I don't think you should view this as us paying twice as much for the same asset we would buy that would be non-performing.

                      We're buying an asset at such an attractive price that we're buying an asset with $7.5 million in performing - what we would call performing charge offs - all these legal accounts. And then the remaining amount of non-performing that which some of them we will become performing as this evolves.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 15

                      The cash flow in February after attorney's fees was approximately $650,000 on this portfolio. So it's a very - you're not comparing apples and apples. Because when one would buy a portfolio of this nature and pay in the $13 million range the cash flow would be zero day one.

James Leonard:        Okay well one other question - something that is
                      unrelated. Is that is this - does this company Option Card have the same business platform that you do basically outsourcing collection. Or do they have some internal collection capabilities.

Gary Stern:           Well they have internal collection capabilities -
                      they have approximately 25 employees. They collect paper internally and they also outsource to legal network. They have the same philosophy we have.

James Leonard:        All right and as I understand it probably your
                      expectations to continue to use their internal collections sources.

Gary Stern:           We're evaluating it - some of it yes - we're not
                      sure how much. But we're evaluating it. And I did mention earlier that we intend to send a good amount of our Colorado paper there because we feel they excel in collecting Colorado paper.

James Leonard:        Now just one clarification - you said that this
                      portfolio had a cash flow of $650,000 you say in February and that was after expense - after outsourcing expenses?

Gary Stern:           That's the legal expense - yes that is correct their cash
                      flow is approximately $650,000.
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                                                             ASTA FUNDING INC.
                                                        Moderator:  Gary Stern
                                                           03-07-05/1:00 pm CT
                                                         Confirmation #4524164
                                                                       Page 16

James Leonard:        Okay thank you.

Gary Stern:           You're welcome.

Operator:             Your next question comes from Jed Gore.

Jed Gore:             Hey just a follow up - could you - Gary did you break out
                      what you paid - what percentage of cash and debt was for this deal?

(Mitch Cohen):        We didn't but pretty much all of it was from our bank
                      line.

Jed Gore:             Okay thank you.

Gary Stern:           You're welcome.

Operator:             At this time there are no further questions.

Gary Stern:           Okay thank you I'd like to conclude by saying that
                      we're extremely pleased with this recent portfolio acquisition and the other portfolio acquisitions we've made. And believe that the Option Card transaction will open a lot of new doors for Asta for very little added cost to the company.

                      We appreciate your support and thank you for participating in today's conference call. As always should you have any additional questions feel free to call (Mitchell Cohen) or myself. Have a good afternoon.

Operator:             Thank you this concludes today's conference call.
                      You may now disconnect.


                                       END